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EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Post Effective Amendment No. 6 to Registration Statement (No. 333-117110) on Form F-3 of our report dated March 15, 2005, relating to the financial statements of Trading Cove Associates, which appears in Kerzner International Limited's Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, CT
August 16, 2005

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  EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm